                                                                     Exhibit 2.1


                                  SCHEDULE "B"

                             AMALGAMATION AGREEMENT

     THIS AGREEMENT is made as of May 27, 1998.

BETWEEN:

          Temba Resources Ltd., a corporation incorporated under the laws of the Province of Alberta ("Temba")

                                    - and -

          PTR Resources Ltd. (formerly Ablevest Holdings Ltd.), a corporation incorporated under the laws of the Province of Alberta ("Ablevest")

     WHEREAS Temba was incorporated under the Business Corporations Act (Alberta) by articles of incorporation dated July 31, 1996 and as of May 27, 1998, 10,363,500 Common Shares of Temba are issued and outstanding as fully paid and non-assessable;

     WHEREAS Ablevest was incorporated under the Business Corporations Act (Alberta) by articles of incorporation dated September 18, 1992 and 26,494,915 Common Shares of Ablevest are issued and outstanding as fully paid and non-assessable;

     AND WHEREAS Temba and Ablevest propose to amalgamate and continue as one corporation;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

1. Temba and Ablevest shall amalgamate (the "Amalgamation"), pursuant to the provisions of the Business Corporations Act (Alberta) (the "ABCA"), and continue as one corporation (hereinafter referred to as the "Amalgamated Corporation") upon and subject to the terms and conditions and in the manner hereinafter set out.

2. The Amalgamation shall become effective upon the Certificate of Amalgamation in respect hereof being issued under and pursuant to the ABCA and the date of such Certificate of Amalgamation shall be the "Effective Date". As of the date of this Agreement, the parties hereto anticipate that the Effective Date shall be June 30, 1998.

3.   On the Effective Date:

     (a) the property, assets, rights and privileges of each of Temba and Ablevest shall continue to be the property, assets, rights and privileges of the Amalgamated Corporation; and

     (b) the Amalgamated Corporation shall continue to be liable for all of the contracts, liabilities, debts and obligations of each of Temba and Ablevest.

4. The Amalgamation shall not become effective unless on or prior to the Effective Date:

     (a) the shareholders of each of Temba and Ablevest shall have passed special resolutions approving the Amalgamation; and

     (b) all conditions precedent to the Amalgamation contained in this Agreement are satisfied or waived, where applicable, by the appropriate party.

5.   The name of the Amalgamated Corporation shall be "Westlinks Resources
Ltd.".

6. The registered office of the Amalgamated Corporation shall be located in the City of Calgary in the Province of Alberta and the address of the Amalgamated Corporation shall be 3300, 421 - 7th Avenue S.W., Calgary, Alberta T2P 4K9.

7. The number of directors of the Amalgamated Corporation shall be a minimum of three (3) and a maximum of ten (10) and the following six (6) persons shall be the first directors:


NAME                           RESIDENTIAL ADDRESS            RESIDENT CANADIAN
----                           -------------------            -----------------
Peter R. Sekera          46 Panorama Hills Place N.W.               Yes
                         Calgary, Alberta T3K 4R9

Thomas S. Bamford        605, 505 - 6th Street S.W.                 Yes
                         Calgary, Alberta T2P 1X5

Ross O. Drysdale         39 Edcath Road N.W.                        Yes
                         Calgary, Alberta T3A 4A2

Dale N. Fisher           1129 Lansdowne Avenue S.W.                 Yes
                         Calgary, Alberta T2S 1A4

Edward C. McFeely        31 Strathroy Bay S.W.                      Yes
                         Calgary, Alberta T3H 1H2

David Laws               8702, 400 Eau Claire Avenue S.W.           Yes
                         Calgary, Alberta T2P 4X2


8. There shall be no restrictions on the transfer of shares of the Amalgamated Corporation.

9. There shall be no restrictions on the business the Amalgamated Corporation may carry on or on the powers the Amalgamated Corporation may exercise.

10. The Amalgamated Corporation shall be authorized to issue an unlimited number of common shares ("Common Shares") and an unlimited number of first preferred shares ("First Preferred Shares"), issuable in series.

11. The rights, privileges, restrictions and conditions attaching to the Common Shares and First Preferred Shares of the Amalgamated Corporation are as follows:

     A. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

     (a) Payment of Dividends: The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Amalgamated Corporation out of the assets of the Amalgamated Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Amalgamated Corporation entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the board of directors may in their sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Amalgamated Corporation.

     (b) Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Amalgamated Corporation or other distribution of assets of the Amalgamated Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Amalgamated Corporation entitled to receive the assets of the Amalgamated Corporation upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the assets of the Amalgamated Corporation.

     (c) Voting Rights: The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Amalgamated Corporation and to 1 vote in respect of each Common Share held at all such meetings.

     B. The rights, privileges, restrictions and conditions attaching to the First Preferred Shares are as follows:

     (a) Series: The First Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of this clause B(a), the board of directors may from time to time fix the number of shares in,and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of First Preferred Shares, including, without limiting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends thereon, the conditions for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Amalgamated Corporation or otherwise, voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than First Preferred Shares or payment in respect of capital on any shares in the capital of the Amalgamated Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Registrar (as defined in the Business Corporations Act (Alberta) or any successor legislation thereto) of articles of amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series.

     (b) Ranking of the First Preferred Shares: The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to declared or accumulated dividends and return of capital. The First Preferred Shares shall be entitled to a preference over the Common Shares and over any other shares of the Amalgamated Corporation ranking junior to the First Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets of the Amalgamated Corporation in the event of the liquidation, dissolution or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Amalgamated Corporation among its shareholders for the purpose of winding-up its affairs. If any declared or cumulative dividends or amounts payable on a return of capital are not paid in full, the First Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the First Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards payment in satisfaction of claims in respect of dividends. The First Preferred Shares of any series may also be given such other preferences not inconsistent with clauses (a) to (e) hereof over any other shares ranking junior to the First Preferred Shares as may be determined in the case of such series of First Preferred Shares.

     (c) Voting Rights: Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of First Preferred Shares, the holders of First Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Amalgamated Corporation. The holders of the First Preferred Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the voluntary liquidation and dissolution of the Amalgamated Corporation or the sale of its undertaking or a substantial part thereof under subsection 204(3) or subsection 183(4) of the Business Corporations Act (Alberta) as now enacted or as the same may from time to time be amended, re-enacted or replaced.

     (d) Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the First Preferred Shares given as herein specified.

     (e) Approval of Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the approval of the holders of the First Preferred Shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by two-thirds of the votes cast at a meeting of holders of First Preferred Shares duly called for such purpose and held upon at least twenty-one (21) days' notice at which a quorum is present comprising at least two persons present holding or representing by proxy at least fifty (50%) per cent of the outstanding First Preferred Shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to a date being not less than ten
          (10) days later and at such time and place as may be appointed by the chairman at which a quorum shall be comprised of that number of holders of First Preferred Shares present in person or by proxy. The formalities to be observed with respect to giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed by the by-laws of the Amalgamated Corporation with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting each holder of a First Preferred Share shall be entitled to one vote in respect of each First Preferred Share held.

12. The holders of the issued and outstanding shares in the capital of Temba shall, upon articles of amalgamation in respect of the Amalgamation becoming effective, receive fully paid and non-assessable Common Shares in the capital of the Amalgamated Corporation on the basis of one (1) Common Share of the Amalgamated Corporation for every five (5) common shares, of Temba held.

13. The holders of the issued and outstanding shares in the capital of Ablevest shall, upon articles of amalgamation in respect of the Amalgamation becoming effective, receive fully paid and non-assessable Common Shares in the capital of the Amalgamated Corporation on the basis of one (1) Common Share of the Amalgamated Corporation for every thirty-one and one quarter (31.25) common shares of Ablevest held.

14. Any common shares of Temba held by Ablevest and any common shares of Ablevest held by Temba shall be cancelled upon articles of amalgamation in respect of the Amalgamation becoming effective.

15. After articles of amalgamation in respect of the Amalgamation become effective, the holders of shares of Temba shall be entitled to receive certificates representing Common Shares of the Amalgamated Corporation on the basis aforesaid on presentation and surrender of the certificates representing shares held by them to the transfer agent and registrar for the Amalgamated Corporation's Common Shares, Montreal Trust Company of Canada at its principal office in Calgary, Alberta, 7th Floor, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8 and shall surrender the certificates representing shares of Temba for cancellation.

16. After articles of amalgamation in respect of the Amalgamation become effective, the holders of shares of Ablevest shall be entitled to receive certificates representing Common Shares of the Amalgamated Corporation on the basis aforesaid on presentation and surrender of the certificates representing shares held by them to the transfer agent and registrar for the Amalgamated Corporation's Common Shares, Montreal Trust Company of Canada at its principal office in Calgary, Alberta, 7th Floor, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8 and shall surrender the certificates representing shares of Ablevest for cancellation.

17. Holders of common shares of Temba shall not be entitled to be registered on the books of the Amalgamated Corporation in respect of a fraction of one of the issued Common Shares of the Amalgamated Corporation resulting from the conversion described above or to receive any cash consideration in respect thereof. All fractional entitlements shall be rounded up to one whole Common Share of the Amalgamated Corporation.

18. Holders of common shares of Ablevest shall not be entitled to be registered on the books of the Amalgamated Corporation in respect of a fraction of one of the issued Common Shares of the Amalgamated Corporation resulting from the conversion described above or to receive any cash consideration in respect thereof. All fractional entitlements shall be rounded up to one whole Common Share of the Amalgamated Corporation.

19. The by-laws and stock option plan of Temba shall become the by-laws and stock option plan of the Amalgamated Corporation, respectively.

20. Each of the parties hereto may, by resolution of their respective directors, assent to any amendment or variation of this Agreement which the shareholders of the parties hereto may approve and the term "Agreement" as used herein shall include this Agreement as so amended or varied.

21. Notwithstanding the approval of this Agreement by the shareholders of any of the parties hereto, the directors of such party may by resolution terminate this Agreement at any time prior to the endorsement of a certificate of amalgamation upon the filing of articles of amalgamation in respect hereof.

22.  Ablevest represents and warrants to Temba that:

     (a) it is a duly incorporated and validly subsisting corporation under the laws of the Province of Alberta and has the corporate power and capacity to carry on its business as it is now being conducted by it and is duly qualified to carry on business in the Province of Alberta;

     (b) the entering into of this Agreement has been duly approved by all necessary corporate action on the part of Ablevest and such agreement constitutes a valid and binding obligation of Ablevest, subject only to the requirement that the Amalgamation be approved by a special resolution of the shareholders of Ablevest;

     (c) the execution and delivery of this Agreement and the completion of the transactions contemplated herein do not and will not result in the breach of, or violate any terms or provisions of, its articles or by-laws;

     (d) the authorized capital of Ablevest at the date hereof consists of an unlimited number of common shares and 26,494,915 of such common shares are issued and outstanding as at the date hereof;

     (e) there are no first preferred shares of Ablevest issued or outstanding and there are no other securities convertible into Ablevest common shares or preferred shares;

     (f) the audited financial statements of Ablevest as at and for the period ended December 31, 1997 (the "Ablevest Financial Statements") are fairly presented and conform with Canadian generally accepted accounting principles applied on a consistent basis throughout the time periods reflected therein, except as indicated therein; and

     (g) since the respective dates of the Ablevest Financial Statements, Ablevest has conducted its business in the ordinary course consistent with prudent industry practice in all material respects and there has not been any adverse material change in the business or affairs of Ablevest.

23.  Temba represents and warrants to Ablevest that:

     (a) it is a duly incorporated and validly subsisting corporation under the laws of the Province of Alberta and has the corporate power and capacity to carry on its business as it is now being conducted by it and is duly qualified to carry on business in the Province of Alberta;

     (b) the entering into of this Agreement has been duly approved by all necessary corporate action on the part of Temba and such agreement constitutes a valid and binding obligation of Temba, subject only to the requirement that the Amalgamation be approved by a special resolution of the shareholders of Temba;

     (c) the execution and delivery of this Agreement and the completion of the transactions contemplated herein do not and will not result in the breach of, or violate any terms or provisions of, its articles or by-laws;

     (d) the authorized capital of Temba at the date hereof consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series, of which 10,363,500 common shares are issued and outstanding as at the date hereof;

     (e) there are no preferred shares of Temba issued or outstanding and the only securities convertible into Temba common shares or preferred shares that are issued and outstanding are as follows:

          (i) warrants to acquire an aggregate of 1,500,000 Temba common shares at a price of $0.50 per share (expiring January 8, 2000);

          (ii) warrants to acquire an aggregate of 250,875 Temba common shares at a price of $0.45 per share (expiring December 10, 1998);

          (iii) warrants to acquire an aggregate of 10,000 Temba common shares at a price of $0.35 per share (expiring January 8, 2000);

          (iv) options issued to directors, officers, employees and consultants to acquire 1,035,000 Temba common shares at a price of $0.20 per share (expiring March 31, 2003); and

          (v) non-transferable option issued to C.M. Oliver & Company Ltd. to acquire 100,350 Temba common shares at a price of $0.35 per share (expiring June 10, 1999);

     (f) the audited financial statements of Temba as at and for the period ended December 31, 1997 (the "Temba Financial Statements") are fairly presented and conform with Canadian generally accepted accounting principles applied on a consistent basis throughout the time periods reflected therein, except as indicated therein; and

     (g) since the respective dates of the Temba Financial Statements, Temba has conducted its business in the ordinary course consistent with prudent industry practice in all material respects and there has not been any adverse material change in the business or affairs of Temba.

24.  Temba covenants and agrees with Ablevest that:

     (a) Temba shall submit a special resolution approving the Amalgamation to its shareholders for approval, ratification and confirmation as provided by law at a special meeting of Temba shareholders to be held on or about June 30, 1998 or such other date as Temba and Ablevest may agree to; and

     (b)  Temba shall perform its obligation hereunder.

25.  Ablevest covenants and agrees with Temba that:

     (a) Ablevest shall submit a special resolution approving the Amalgamation to its shareholders for approval, ratification and confirmation as provided by law at a special meeting of Ablevest shareholders to be held on or about June 30, 1998 or such other date as Ablevest and Temba may agree to; and

     (b)  Ablevest shall perform its obligations hereunder.

26. The parties hereto covenant and agree with each other that, as soon as practicable after execution and delivery of this Agreement, each of them will:

     (a) take all reasonable action to complete the Amalgamation in the manner provided for in this Agreement; and

     (b) expeditiously prepare, make and pursue all necessary corporate, governmental or regulatory applications or filings as may be required on each of their parts to be prepared or made to obtain any approval or consent or to make any application or filing required to be obtained or made by any of them to satisfy any of the conditions precedent to their respective obligations hereunder in order to ensure that the Amalgamation may occur without impediment.

27. The obligations of Ablevest to consummate the transactions contemplated by this Agreement shall be subject to fulfilment of the following conditions:

     (a) this Agreement and the Amalgamation contemplated hereby shall have been approved at the special meeting of Ablevest shareholders by way of a special resolution as more fully described in the information circular prepared in connection with the special meeting of Ablevest shareholders;

     (b) dissenting shareholders of Ablevest and/or Temba, if any, do not hold a sufficient number of shares, in the opinion of the board of directors of Ablevest, acting reasonably, to have a material adverse effect on the business, property or financial condition of the Amalgamated Corporation;

     (c) there shall not be in force on the Effective Date any order or decree restraining or enjoining the consummation of the Amalgamation;

     (d) all approvals, rulings or orders necessary under any applicable legislation, regulation or policy to permit the consummation of the Amalgamation, including the approval to The Alberta Stock Exchange, shall have been obtained; and

     (e) Temba shall have delivered to Ablevest a certificate certifying that the representations and warranties of Temba contained in Section 23 of this Agreement shall be true and correct in all material respects as of the date when made and shall be deemed to have been made again immediately prior to the Effective Date and (except as affected by the transactions contemplated by this Agreement or waived in writing by Ablevest) shall be true and correct in all material respects at that time.

     The foregoing conditions shall be for the benefit of Ablevest and may, without prejudice to any of the rights of Ablevest hereunder (including reliance on or enforcement of warranties or covenants which are preserved dealing with or similar to the condition or conditions waived), be waived by them in writing, in whole or in part at any time. In case any of the said conditions shall not be complied with or waived by Ablevest on or before the Effective Date, Ablevest may rescind and terminate this Agreement by written notice to Temba and in such event, Ablevest shall be released from all obligations hereunder and, unless Ablevest can show that the condition or conditions for the non-performance of which Ablevest have so rescinded this Agreement are or were reasonably capable of being performed or caused to be performed, then Temba shall also be released form all obligations hereunder.

28. The obligation of Temba to consummate the transactions contemplated by this Agreement shall be subject to fulfilment of the following conditions:

     (a) this Agreement and the Amalgamation contemplated hereby shall have been approved at the special meeting of Temba shareholders by way of a special resolution as more fully described in the information circular prepared in connection with the special meeting of Temba shareholders;

     (b) dissenting shareholders of Temba and/or Ablevest, if any, do not hold a sufficient number of shares, in the opinion of the board of directors of Temba, acting reasonably, to have a material adverse effect on the business, property or financial condition of the Amalgamated Corporation;

     (c) there shall not be in force on the Effective Date any order or decree restraining or enjoining the consummation of the Amalgamation;

     (d) all approvals, rulings or orders necessary under any applicable legislation, regulation or policy to permit the consummation of the Amalgamation, including the approval of The Alberta Stock Exchange, shall have been obtained; and

     (e) Ablevest shall have delivered to Temba a certificate certifying that the representations and warranties of Ablevest contained in Section 22 of this Agreement shall be true and correct in all material respects as of the date when made and shall be deemed to have been made again immediately prior to the Effect Date and (except as affected by the transactions contemplated by this Agreement or waived in writing by Temba) shall be true and correct in all material respects at that time.

     The foregoing conditions shall be for the benefit of Temba and may, without prejudice to any of the rights of Temba hereunder (including reliance on or enforcement of warranties or covenants which are preserved dealing with or similar to the condition or conditions waived), be waived by it in writing, in whole or in part, at any time. In case any of the said conditions shall not be complied with or waived by Temba on or before the Effective Date, Temba may rescind and terminate this Agreement by written notice to Ablevest, and in such event, Temba shall be released from all obligations hereunder and, unless Temba can show that the condition or conditions for the non-performance of which

Temba have so rescinded this Agreement are or were reasonably capable of being performed or caused to be performed, then Ablevest shall also be released from all obligations hereunder.

29. This Agreement shall be binding upon and enure to the benefit of the parties hereto and to the holders from time to time of shares of Temba and Ablevest.

30. Each of the parties hereto shall pay its own legal and accounting expenses in connection with the preparation and execution of this Agreement and the transactions contemplated hereby or incidental hereto.

31.  No party may assign its rights or obligations under this Agreement.

32. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta.

33.  Time shall be of the essence.

     IN WITNESS WHEREOF the parties have executed this Agreement.

                                       TEMBA RESOURCES LTD.

                                       Per:  "Peter R. Sekera"
                                             ----------------------------------

                                       Per:  "Ross O. Drysdale"
                                             ----------------------------------

                                       PTR RESOURCES LTD.

                                       Per:  "Hans W.B. Heumann"
                                             ----------------------------------

                                       Per:  "Thomas S. Bamford"
                                             ----------------------------------